COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) is made and entered into effective this 3rd day of May, 2020 (Effective Date”), by and between 4740 Cleveland LLC, a Florida limited liability company (hereinafter referred to as “Landlord”), and Alternative Laboratories LLC, a Delaware limited liability company, a wholly owned subsidiary of Alpine4 Holdings Inc.(hereinafter referred to as “Tenant”).

In consideration of their mutual covenants, and for good and valuable consideration, Tenant agrees to Lease from Landlord and Landlord agrees to Lease to Tenant as follows:

1.TRIPLE-NET LEASE; THE PREMISES.  For the rent and upon the agreements contained in this Lease, Landlord leases to Tenant, and Tenant rents from Landlord, on a triple-net basis, the real property and improvements located at 4740 S. Cleveland Ave, Fort Myers, FL 33907 and, bearing Lee County Property Appraiser Strap ID No. STRAP: 02-45-24-P2-00600.0040, legally described in Exhibit “A” attached hereto (hereinafter referred to as the “Premises”). The Premises as referred to herein shall consist of an approximately 65,000 square foot reinforced concrete structure building (the “Building”) and its surrounding real property and improvements located at the above named address.

2.TERM AND COMMENCEMENT.  The term of this Lease shall be for a period of Six (6) years (less 2 days) (the “Term”), unless sooner terminated as provided herein, and shall commence on the 3rd day of May, 2021 (hereinafter the “Commencement Date”) and shall terminate at midnight on the 30th of April, 2027 (hereinafter the “Termination Date”). Tenant shall be entitled to move in and occupy the Premises pursuant to the terms of this Lease, upon payment of the initial month’s rent, as of Commencement Date.

3.RENEWAL OPTION. There is no renewal option granted to Tenant.

4.RENT AND SECURITY DEPOSIT.

(a)Base Rent.  Base rent (hereinafter “Base Rent” or “Rent”) for the Lease shall be charged in the following amounts (in addition to the Tenant’s payment of Lee county property taxes and insurance on the Premises):

i.Rent for May 2021 – June 2021, payable in monthly installments of $40,833.33, plus applicable Florida sales tax.

ii.Rent for July 2021, $49,583.34, plus applicable sales tax.

iii.Rent for August 2021 – April 2027, payable in monthly installments of $58,333.33, plus applicable sales tax.

(b)Payment Schedule.  Rent and applicable sales tax shall be paid monthly, on or before the first (1st) day of each calendar month. Under no circumstance will an event of Force Majeure excuse Tenant’s obligations to make payments when due under this Agreement, unless such Force Majeure event results in a failure of the Federal Reserve wire system or other failure of the banking system that deprives Tenant access to otherwise

Landlord _______	Page 1 of 14	Tenant______

available funds. The Base Rent and applicable sales tax for the first month of the term is due on or before the Commencement Date. If the “Commencement Date” is other than the first day of the month, then Rent for the initial fraction of a month shall be apportioned on a per diem basis. A 5% late payment fee will be assessed within five (5) calendar days after the same shall become due and payable for all late payments of any kind. All checks returned for insufficient funds shall also be subject to an additional service charge of $75.00.

(c)Additional Rent.  All sums due or payable by Tenant under this Lease for real property taxes and insurance of the Premises, in addition to Base Rent, shall be deemed “Additional Rent” subject to any applicable sales tax.

(d)Treatment of Excess monthly Rent paid upon sale of Premises to Tenant. Should Tenant and Landlord consummate a sale of the Premises to Tenant, any previously paid Base Rent covering dates subsequent to the date of closing of the sale shall be refunded to Tenant pro rata to the total number of days corresponding to that Base Rent payment.

(e)Security Deposit and Last Month’s Rent.  Concurrently with the Payment of the August 2021 Base Rent, Tenant shall pay to Landlord the additional sum of $58,333.33 as a security deposit (“Security Deposit”) for Tenant’s faithful performance of this Lease, and in addition Tenant shall pay a last month rent to Landlord in the sum of $58,333.33 plus sales tax thereon, for eventual use as Base Rent for April 2027

5.SERVICES, TAXES, INSURANCE AND INDEMNITY.

(a)Tenant shall be responsible for the direct payment of all electric, water, sewer, cable, telephone, utilities and associated expenses for the operation and maintenance of the Premises, for Lee County property taxes on the Premises, and for insurance compliant with Article 5(b) hereof, and including without limitation Lee County tangible personal property taxes associated with Tenant’s business at the Premises. Tenant shall make all payments directly to the applicable provider of relevant government or private entity. In as much as Landlord is the recipient of any invoices or billing statements, the cost of which is to be paid by Tenant pursuant to the Terms of this Lease, Landlord shall provide such invoices and/or billing statements to Tenant pursuant to the Terms of this Lease, within ten (10) days of receipt, and, where possible, arrange to have such invoices and/or billing statements sent directly to Tenant or to have the associated account transferred into Tenant’s name.

(b)At all times during the Term, Tenant shall, at Tenant’s own expense, keep in full force and effect, insurance policies providing the following coverage:

i.All risk property damage insurance, including fire, windstorm, extended coverage, vandalism, and malicious theft on the Premises and any leasehold improvement, in an amount not less that the full replacement cost, naming Landlord as loss payee;

ii.Workers compensation insurance coverage for each and every employee, principal, officer, representative, or agent of Tenant at the statutory rate and amount required by Florida law.

Landlord _______	Page 2 of 14	Tenant______

iii.Commercial automobile Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles operated in connection with Tenant’s business, in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per incident, and name Landlord as an additional insured.

iv.Commercial general liability insurance, to include bodily injury and contractual liability, with limits of liability of not less than $1,000,000.00 per occurrence, and $3,000,000.00 in the aggregate, naming Landlord as an additional insured.

(c)All insurance policies must include a provision providing the Landlord, as additional insured, a minimum of thirty (30) days written notice prior to cancellation of the policy. Failure of the Tenant to keep in full force and effect, the insurance policies required by this Lease, shall constitute a default under this Lease.

(d)Tenant shall defend, hold harmless and indemnify Landlord from and against any and all loss, cost, damage or expense, including attorney’s fees (including on appeal), of any nature whatsoever arising out of or in connection with the use or occupancy of the Premises by Tenant, the materials or things maintained or kept by Tenant, its agents, employees, guests, invitees and contractors, in or on the Premises, arising, or alleged to have arisen out of, the act(s) or omission(s) of Tenant’s officers, agents, employees, guests, invitees and contractors.

6.USE.  The Premises shall be used only as a nutritional-supplement or cosmetic or food or pharmaceutical manufacturing and packaging facility and office space for Tenant and for the purpose of manufacturing, shipping, storing, receiving, and selling (other than retail) products materials and merchandise made or distributed by Tenant, and not otherwise, provided such usage does not void or increase Landlord’s insurance premiums, or violate any applicable law, declarations and covenants, and zoning regulations. Tenant shall keep the Premises in a clean, sanitary and safe condition in accordance with the laws of the state of Florida, including all environmental laws, and in accordance with all directions, rules, regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of the Tenant, and Tenant shall comply with all requirements of law, ordinance, order, regulation or otherwise, affecting the Premises. Tenant shall park only in accordance with any applicable zoning, traffic or other ordinances. Tenant agrees that Tenant shall not knowingly commit any act that will cause either Tenant or Landlord to be in noncompliance with the zoning ordinances of the County of Collier, State of Florida or other applicable declarations, covenants, or rules and regulations.  At the expiration of the tenancy created hereunder, Tenant shall surrender the Premises in as good condition and repair as existed as of the Commencement Date, excepting reasonable wear and tear.

(a)Tenant’s Due Diligence Acknowledgement.   Tenant is experienced, and/or has engaged expert advisors experienced in the evaluation of the Premises contemplated hereunder.  Tenant agrees to accept the Premises  in the condition they are in on the Effective Date based upon its own inspection, examination and determination with respect thereto as to all matters, including the suitability of the

Landlord _______	Page 3 of 14	Tenant______

Premises for Tenant’s intended purposes, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Landlord, except as expressly set forth in this Agreement, and Tenant agrees that, except for the representations and warranties contained therein, the Premises are being transferred to Tenant on a “AS IS” basis.

7.ASSIGNMENT AND SUBLEASING.  Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, by operation of law or otherwise, or sublet the Premises or any part thereof, or grant any license concession or other right of occupancy of any portion of the Premises.

8.REPAIR AND MAINTENANCE BY TENANT.  Tenant shall, at its sole cost and expense, be responsible for the maintenance and repair of the Premises, including the interior and exterior of the Premises, and the HVAC systems as further described in paragraph 8 (a), unless attributable to the gross negligence, recklessness or willful misconduct of Landlord, its agents, employees or contractors in terms of any relevant act(s) or omissions(s). Notwithstanding the foregoing, Landlord shall use its best efforts to have any and all warranties on the Building components honored for repairs to the Building. Tenant must keep the Premises in a clean, sanitary and safe condition at all times.

(a)Tenant shall be responsible for contracting with a licensed HVAC contractor to perform maintenance at a minimum of semi-annually. Additionally, Tenant shall be responsible for the cost of any repair and/or replacement of the HVAC system. Landlord represents and warrants that, as of the Commencement Date, the HVAC system is in good condition and repair. Tenant shall provide a copy of the HVAC maintenance contract to Landlord at the start of each Lease Year. For purposes of this section, “Lease Year” is defined as May 1st of the current year, through April 31st of the following year. Tenant shall also provide a copy of all estimates and invoices for repairs and/or replacement of the HVAC, and all maintenance records to Landlord immediately upon receipt of same.

(b)Tenant covenants and agrees to store all trash and refuse in appropriate containers within the Premises and to attend to the proper disposal thereof in strict compliance with rules and regulations imposed by Landlord, and all local, state, and federal government laws and regulations.

(c)Tenant covenants and agrees to keep, maintain, repair and operate the Premises in a careful, safe, clean and proper manner in strict compliance with local, state, and federal government regulations.

9.ALTERATIONS, CHANGES, AND TENANT IMPROVEMENTS.

(a)Tenant covenants and agrees that Tenant has inspected the Premises and accepts said Premises in its current “As Is” condition. Landlord shall be under no obligation to perform any improvements thereon.

(b)If the Tenant shall seek to make any improvements to the Premises in excess of $15,000.00, or affecting the electrical, plumbing and/or mechanical systems of the Building, then such improvements shall require Landlord’s prior written consent, which

Landlord _______	Page 4 of 14	Tenant______

shall not be unreasonably withheld, conditioned or delayed. If pre-approval by Landlord is required hereunder, then Tenant shall first submit to Landlord a description of the proposed project and the estimated costs, as well as all plans and specifications for the same. Landlord shall then have twenty (20) business days to review the information and approve or deny, accordingly. Tenant shall make any alterations, changes and/or improvements contemplated hereunder in a good and workmanlike manner, and shall comply with all applicable laws, rules and regulations, including obtaining all necessary permits and approvals for the work, and shall, prior to the making of any alterations, changes or improvements, assure Landlord that payment for the same will be made by Tenant. Any alterations, changes or improvements not requiring Landlord’s prior written approval as set forth herein shall likewise be made in a good and workmanlike manner, and shall comply with all applicable laws, rules and regulations, including obtaining all necessary permits and approvals for the work.

(c)Tenant agrees to let no construction lien attach to the Premises, and hereby completely and fully indemnifies Landlord against any construction lien or other lien or clams in connection with the making of any such alterations, changes and improvements. Pursuant to Florida Statutes §713.10, it is the intent of Landlord and Tenant hereto that Landlord’s interest in the Premises shall not be subject to any liens filed because of or arising from Tenant’s failure to make payments in connection with any buildings or improvements installed or constructed on the Premises. Failure of the Tenant to comply shall constitute a default under this Lease.

(d)Tenant shall have the right at all times to install Tenant’s shelves, bins, machinery, air-conditioning or heating equipment, and trade fixtures, provided Tenant complies with all applicable laws, rules and regulations, including obtaining all necessary permits as stated in Article 9(b) above.

10.RETURN OF PREMISES TO ORIGINAL CONDITION. Tenant recognizes the unique nature of the building and the unique use of the Premises by the Tenant in the conduct of Tenant’s activities during the term of the Lease may potentially render the Premises unleasable to a subsequent tenant without substantial modifications and improvements. Accordingly, Tenant covenants and agrees that all such alterations, additions and improvements made by Tenant to the Premises shall be removed by Tenant, at Tenant’s expense, at the termination of this Lease. If Tenant fails to return the Premises to as reasonably close to the original condition as received, reasonable wear and tear and loss by fire or other casualty excepted, within fifteen (15) days after the termination of this Lease, then Landlord, at its option, may incur the cost to return the premises to original condition, reasonable wear and tear and loss by fire or other casualty excepted, and bill Tenant for such costs or keep the improvements without compensation to Tenant and work with the subsequent tenant to modify the Premises to its subsequent use.

11.TENANT’S POSSESSION AND QUIET ENJOYMENT. Landlord hereby covenants and agrees that if Tenant shall promptly and faithfully perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, then Tenant shall at all times during said term have the peaceable and quiet enjoyment and possession of said Premises without hindrance or claim from Landlord or any persons or party claiming said Premises by, through or under the Landlord, except as otherwise provided herein.

Landlord _______	Page 5 of 14	Tenant______

12.WAIVER. Landlord’s failure to declare an event of default immediately upon its occurrence, or any delay by Landlord in enforcing any remedy herein provided upon an event of default, shall not constitute a waiver of such default. No waiver by Landlord of any default or breach of any term, covenant, or condition, agreement, provision or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same of any other term, condition, covenant, agreement, provision, or stipulation hereof. The rights and remedies of the Landlord hereunder shall be cumulative and in addition to any other right afforded by law. The exercise of any right or remedy shall not impair Landlord’s right to any other remedy.

13.SIGNAGE.  Tenant may, at Tenant's expense, subject to Landlord’s prior review and written approval of applicable design plans, install interior and exterior signage at the Premises. Regardless of approval by Landlord, signage must be in strict compliance with all applicable laws, rules and regulations, including obtaining all necessary permits. The location of any signage must be approved by Landlord in its sole discretion.  All signage installation and removal costs shall be borne by Tenant. Other than as expressly provided for herein, Tenant is not permitted to erect any signs in, on or around the Premises, including any exterior signage on the Building, without the prior written approval of Landlord. Landlord may condition its approval of any additional signage upon the payment by Tenant of additional fees, costs, increase in rentals or other sums determined by Landlord in its sole and absolute discretion.

14.HOLDING OVER.  If Tenant shall remain in possession of all or any part of the Premises after the expiration of the term of this Lease, then Tenant shall be deemed a Tenant of the Premises from month to month, subject to all terms and conditions of the within Lease which are not inconsistent with such month to month tenancy, and the monthly rental amount due under the month to month tenancy shall be one and one-half the amount of the April 2027 Base Rent paid under this Lease.  Nothing herein shall excuse any unauthorized holding over or waive any liability therefore.

15.DEFAULT.

(a)Each of the following events shall result in a default by Tenant, and if not timely cured as provided below, a breach of this Lease:

i.If Tenant or guarantor shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or any insolvency act of any state or shall make an assignment for the benefit of creditors.

ii.If involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of a corporation shall be instituted against Tenant; or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant and such proceedings shall not be dismissed, or such receivership or trusteeship vacated within ninety (90) days after such institution or appointment.

iii.If Tenant shall fail to timely pay Landlord Base Rent, or fail to pay Additional Rent, within five (5) days after the same shall become due and payable and such failure continues for ten (10) days of such failure of payment; provided, however, such grace period will be required of Landlord only two (2) times during

Landlord _______	Page 6 of 14	Tenant______

any calendar year, and event of default will immediately occur upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within that calendar year.

iv.If Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions hereof on Tenant’s part to be performed and such nonperformance shall continue after notice for the period within which performance is required to be made by specific provision of this Lease, or if no such period is so provided for a period of thirty (30) days after notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such 30-day period, Tenant shall not in good faith have commenced such performance within such 30-day period and shall not diligently proceed therewith to completion.

v.Tenant shall do or permit to be done anything which creates a lien on the Premises.

If any of the above-described events shall occur, Tenant shall be deemed to be in default and breach of this Lease, without any further notice or opportunity to cure provided by Landlord, whereupon Landlord may accelerate all rents, and cancel and terminate this Lease, including any associated rights of first refusal and any contract to purchase the Premises, and Tenant shall have no further interest or rights hereunder. Landlord and Tenant agree that each has a duty to mitigate damages, and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other's performance or non-performance of the Agreement.(b) Landlord may, at its option, but shall not be obligated to, make any payment or perform any act required of Tenant herein to comply with any agreement, term, covenant, or condition required hereby to be performed by Tenant, and the amount so paid, or so incurred in performing any such act, together with interest thereon at the highest rate allowed by Florida law from the date of such payment by Landlord, shall be deemed to be additional rent hereunder payable by Tenant and collectible as such by Landlord with the next succeeding monthly installment of rent.

(c)  The failure of Landlord to insist upon a strict performance of any of the agreements, terms, covenants, and conditions hereof shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants, and conditions.

(d) Notwithstanding anything to the contrary in the Lease, if Landlord breaches any covenant warranty, term or obligation under this Lease, then Landlord’s failure to cure the breach or its failure to commence, within thirty (30) days after Landlord’s receipt of written notice from Tenant regarding Landlord’s default, a good-faith effort to cure such breach, will be considered a default of this Lease and will entitle Tenant to either terminate this Lease or cure the default and make the necessary repairs, with any expense incurred by Tenant to be reimbursed by Landlord promptly upon notice of the repairs and expenses incurred; provided, however, if such performance cannot be reasonably had within such 30-day period, Landlord shall not be in default if Landlord in good faith has commenced such performance within such 30-day period and diligently proceeds therewith to completion.

16.HAZARDOUS SUBSTANCES.

(a)Definition.  The term “Hazardous Substances,” as used in this Lease, shall include, without limitation: flammables, explosives, radioactive materials, asbestos,

Landlord _______	Page 7 of 14	Tenant______

polychlorinated biphenyls (PCBs), chemicals know to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

(b)Prohibitions.  Tenant shall not cause nor permit to occur any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises arising from Tenant’s use or occupancy therein, including but not limited to, soil and ground water conditions, nor shall Tenant cause or permit the use, generation, release, manufacture, refinement, production, processing, storage or disposal of any Hazardous Substance without Landlord’s prior written consent, which consent may be withdrawn, conditioned, or modified by Landlord in its sole and absolute discretion; provided, however, Tenant may store and use Hazardous Substances of such types and in such amounts as are reasonable and customary in connection with the permitted use as long as Tenant fully complies with all applicable laws governing such storage and use.

(c)Indemnity and Release.  Tenant shall indemnify, save, defend and hold Landlord, its respective officers, directors, beneficiaries, shareholders, partners, agents and employees harmless from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith including attorneys’ and consultants’ fees, arising out of the use, generation, storage, treatment, disposal, or release of Hazardous Substances on the Premises; provided, however, that such did not result, directly or indirectly, wholly or in part, from the acts or omissions of Landlord, its employees, agents, or contractors.

(d)The indemnity provisions contained herein shall survive the expiration or earlier termination of this Lease.

17. FLORIDA LAW GOVERNS.  This lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state of Florida and venue for any judicial proceeding concerning the Commercial Lease shall lie in the Twentieth Judicial Circuit, in Lee County, Florida.

18.ATTORNEY’S FEES AND COURT COSTS. Should any litigation or other enforcement efforts commence as a result of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing party, including reasonable attorneys’ fees, and costs incurred on appeal and in aid of collection or execution of any order or judgment, and all attorneys’ fees and costs incurred in collecting attorneys’ fees and costs. Tenant agrees to waive all rights to a jury trial in the event of any disputes arising as a result of this Lease.

19.NOTICE.  Any notice required or permitted to be given or served under this Lease or in connection with any proceeding or action growing out of this Lease or of the tenancy therefrom, shall be deemed to be sufficiently given or served, if mailed by registered or certified mail, postage prepaid and addressed as follows:

Landlord _______	Page 8 of 14	Tenant______

If to Landlord, at:4740 Cleveland LLC

Attention: Kevin Thomas

3829 SE 21st Place

Cape Coral, Florida 33904

Phone: (239) 253-6777

Email: Kevin@alternativelabs.com

If to Tenant, at:Alpine 4 Holdings, Inc.

2525 E Arizona Biltmore Circle, Suite C237

Phoenix, AZ 85016

Attn: Kent Wilson, CEO

Phone: 855-777-0077 Ext 801

Email: kwilson@alpine4.com

Either party or may designate a different address of a different person for the sending of notices by complying with the provisions of this section.

20.SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and, except as otherwise provided herein, their heirs, legal representatives, distributees and assigns.  However, nothing contained herein shall be deemed to allow or consent to any assignment or subletting by Tenant, except as otherwise provided herein.

21.LANDLORD’S RELEASE FROM LIABILITY UPON SALE OF PREMISES. The term “Landlord” in this Lease means only the owner or the mortgagee in possession of the Premises at the time the determination is made, so that in the event of any sale or sales of said Premises or the Lease, all persons, (including the signature Landlord hereof) who are in the status of landlord(s) prior to such sale or Lease shall be entirely freed and relieved of all promises and obligations on the part of the Landlord hereunder on the date of such sale or transfer, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, that the purchaser or the successors in interest of the land and improvements has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.  In the event of such sale or transfer, Tenant hereby agrees to attorn unto the new owner. Tenant shall be bound to purchaser or successor in interest under all the terms of the Lease for the balance of the term thereof remaining with the same force and effect as if purchaser or successor in interest was landlord under the Lease, and attornment shall be effective and self-operative, without the execution of any further instrument on the part of any party hereto, immediately upon purchaser or successor in interest succeeding to the interest of the Landlord under the Lease.

22.SUBORDINATION.  This Lease shall be subject and subordinate at all times to the liens of all present and future mortgages, rents, and encumbrances placed upon the Premises; provided that Landlord shall cause any current or future holder of any mortgage encumbering the Premises to execute and deliver to Tenant a commercially reasonable agreement in recordable form confirming the foregoing subordination of this Lease and providing that it will (i) recognize this Lease, Tenant’s use and occupancy of the Premises and all of Tenant’s rights hereunder, and

Landlord _______	Page 9 of 14	Tenant______

(ii) not disturb Tenant’s possession of the Premises in the event of foreclosure or the exercise of any other right or remedy, for so long as Tenant is not in default hereunder beyond the expiration of all applicable grace, notice and cure periods (an “SNDA”). No further instrument or act by Tenant shall be necessary to effectuate such subordination; however, Tenant shall execute and deliver the SNDA upon demand of Landlord or any such mortgagee, proposed mortgagee, or other person. Landlord shall obtain and provide Tenant the SNDA within fifteen (15) days after the Effective Date with respect to any current mortgages or other security interest encumbering or affecting the Premises, otherwise, then Tenant shall have the option to terminate this Lease fifteen (15) days after giving written notice to Landlord.

23.ESTOPPEL CERTIFICATE.  Tenant agrees to execute, acknowledge and deliver to Landlord, within twenty (20) days after the request of Landlord at any time during the Lease Term, a statement in writing certifying:

(a)That this Lease is unmodified and in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified and stating such modifications;

(b) The dates to which Base Rent and other charges due to Landlord hereunder, have been paid by Tenant;

(c)Whether or not, to Tenant’s actual knowledge, Landlord is in default in the performance of any of its obligations under this Lease, if any, and if so, the detailed nature of any such default.

(d)The terms of this Lease; and

(e)Such other matters as Landlord may reasonably require

24.LANDLORD’S RIGHT OF ENTRY. Landlord and its authorized agents shall have the right to enter the Premises during normal working hours, upon not less than 24 hours’ notice to Tenant (except in the case of an emergency), for the following purposes: (a) inspecting the general condition and state of repair of the Premises; (b) making repairs required of Landlord; (c) showing the Premises to any prospective Tenant (if an event of default has occurred or within the last 6 months of the Lease) or purchaser; or (d) showing the Building for any other legal or reasonable purpose. Landlord shall have the right to erect “FOR LEASE” or “FOR SALE” signs on the Premises at any time during the last six (6) months of the term of this Lease.

25.DAMAGE OR DESTRUCTION.  If the Premises shall be damaged or destroyed by fire, the elements, unavoidable accidents, or other casualty, whereby the Premises are rendered substantially or wholly untenantable, Landlord may, at its option cause such damage to be properly repaired, and the Base Rent and Additional Rent shall meanwhile be abated during such repairs, or Landlord may terminate the Lease. In addition, if any damage cannot be repaired within one hundred eighty (180) days of said occurrence, then Landlord and Tenant shall each have the option of terminating this Lease in writing, whereby after all Base Rent, Additional Rent, and additional charges hereunder shall have been paid to the date of damage, there shall be no further liability upon either party. If the Premises shall be so damaged or destroyed as to not rendered the Premises substantially or wholly untenantable, then Landlord shall cause such damage to be properly repaired and Tenant shall be entitled to a temporary or equitable reduction in Base Rent and

Landlord _______	Page 10 of 14	Tenant______

Additional Rent during the repair period following such damage or destruction via an abatement of Rent for such portion of the Premises that is damaged and unusable by Tenant in a manner reasonably comparable to the use of such space prior to the casualty. Notwithstanding the foregoing. Tenant agrees and acknowledges that Landlord’s responsibility to make the foregoing repairs is specifically limited to those portions of the Premises existing on the Effective Date and shall not apply to any improvements or alterations made to the Premises by the Tenant, Landlord or any other party after the Effective Date. In addition, notwithstanding anything contained in this section to the contrary, Tenant agrees and acknowledges that Landlord’s responsibility to make the repairs above is specifically limited to the amount of insurance proceeds, if any, actually recovered by Landlord.

26.EMINENT DOMAIN.  In the event that the Premises or any part thereof shall at any time after the execution of this Lease be taken for public or quasi-public use or condemned under eminent domain, Tenant shall not be entitled to claim, or have paid to the Tenant any compensation for damages whatsoever for or on account of any loss, injury, damage or taking of any right, interest, or estate of the Tenant in or to said property, in which event Tenant, upon request of Landlord so to do, will execute any and all releases or other documents as shall be required by such public or quasi-public authority.  However, nothing herein contained shall be construed to prevent the Tenant from asserting against the condemn or any separate and independent claims for damages occurring by reason of said condemnation including, but not limited to, personal property, business, goodwill, cost of removing equipment, moving expenses, or loss of future profits.  In the case of any such taking or condemnation referred to in this paragraph, then if and when there is an actual taking of physical possession of the Premises or of any part thereof in excess of Fifty Percent (50%) of the total floor areas thereof or such amount that would prevent or materially interfere with the use of the Premises for the purposes then being used, then either the Landlord or the Tenant may cancel and terminate this Lease as to the whole of the Premises by giving notice to the other party within sixty (60) days after such an actual taking of physical possession. If this Lease is not terminated as above provided for following any of said actual takings, then the Landlord shall repair the Building at its own expense; provided, however, that Landlord’s obligation to repair shall be limited to the amount of award actually received by it for such taking.  In the event of a partial taking of the Premises, a proportionate allowance shall be made in the Rent based on the proportion of the Premises remaining as compared to the original Premises effective when the physical taking of the portion of the Premises occurs.

27.SURRENDER.  On the last day of the Term of this Lease, or on the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair as required by this Lease, ordinary wear and tear excepted.  On or before the last day of the Term of this Lease or the sooner termination thereof, Tenant shall at its expense remove all of its office furnishings, equipment, supplies and other personal property, and any other property not removed shall be deemed abandoned. If the Premises is not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, but without limitation to, any claims made by any succeeding tenant founded on such delay.  Tenant shall promptly upon surrender deliver all keys for the Premises to Landlord at the place then fixed for payment of rent.

28.GENERAL.  Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, the sole relationship being that of Landlord and Tenant.  Wherever herein the singular number is used, the same shall include the plural, and the

Landlord _______	Page 11 of 14	Tenant______

masculine gender shall include the feminine and neuter genders.  One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by the Landlord to or of any act by Tenant requiring Landlord’s consent of approval shall not be deemed to waiver or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.  No waiver of any said terms, provisions, covenants, rules and regulations shall be valid unless it shall be in writing signed by the Landlord.  The topical headings of the several sections are for convenience only and do not define, limit or construe the contents of such paragraphs or causes therein.  All preliminary negotiations are merged into and incorporated in this Lease.  This Lease can only be modified or amended by an agreement in writing signed by the parties hereto.

29.RADON GAS. Florida Statutes Section 404.056(8) requires the following statement to be included in this Lease: Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

30.INVALIDITY OF PARTICULAR PROVISIONS. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation, or to any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms, or corporations, or to circumstances other than those as to which it is invalid or enforceable, shall not be affected thereby.  Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Landlord _______	Page 12 of 14	Tenant______

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:		TENANT:
4740 S. Cleveland LLC, a Florida limited liability company		Alternative Laboratories, a Delaware limited liability company

By:	/s/ Kevin Thomas	By:	/s/ Kent B. Wilson
	Kevin Thomas, Authorized Member		Kent Wilson,
CEO of Alternative Laboratories LLC

Witness #1 as to Landlord:		Witness #1 as to Tenant:

By:	/s/	By:	/s/
Print Name:		Print Name:

Witness #2 as to Landlord:		Witness #2 as to Tenant:

By:	/s/	By:	/s/
Print Name:		Print Name:

Landlord _______	Page 13 of 14	Tenant______

EXHIBIT A

Legal Description:

Lot 4, FORT MYERS HOUSE AND HOME CENTER, according to the plat thereof as filed in Plat Book 34, page 49 of the Public Records of Lee County, Florida.

Landlord _______	Page 14 of 14	Tenant______